UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL		60606-6303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Operating Officer.

On February 6, 2019, Heidrick & Struggles International, Inc. (“Heidrick & Struggles” or the “Company”) entered into a final definitive agreement with Michael Cullen relating to his position as the Chief Operating Officer of Heidrick & Struggles.

Mr. Cullen, 53, joined Heidrick in April 2008 and served as the Managing Partner – Americas Technology & Services through April 2014. Mr. Cullen then served as Global Practice Managing Partner - Technology and Services from April 2014 through December 2017. He began his most recent role of Group Chief Operating Officer in January 2018. As Group Chief Operating Officer, he was responsible for all regions, practice management, information technology and marketing. Prior to joining Heidrick, Mr. Cullen served as the Head of the Office of Executive Talent of EMC Corporation (now Dell EMC) from 2000 through 2008.

The Agreement is effective as of January 1, 2019 and provides that Mr. Cullen will be paid (i) an annual base salary of $650,000; (ii) an annual cash bonus target opportunity equal to 100 percent of his base salary, subject to the attainment of certain performance goals established annually by the Board’s Human Resources and Compensation Committee (“HRCC”); and (iii) an annual long-term incentive equity award target opportunity equal to 100 percent of his base salary, subject to the attainment of certain performance goals established annually by the HRCC. Mr. Cullen will participate in the Company’s (i) Management Incentive Plan (“MIP”) at the Tier I level; (ii) Change in Control Severance Plan (“CIC Plan”); (iii) Management Severance Pay Plan (“Severance Plan”) at the Tier I level; (iv) equity programs; and (v) vacation and benefit plans at the same level as other senior executives. Full descriptions of the Company’s benefit and compensation plans are contained in the Heidrick & Struggles’ Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April 24, 2018 and is incorporated herein by reference.

Mr. Cullen’s Agreement also provides for severance payable upon termination without cause or resignation for good reason, as well as customary restrictive covenants in favor of Heidrick & Struggles. A copy of Mr. Cullen’s Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Cullen has no familial relationship nor related party transaction with Heidrick & Struggles that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment as Chief Operating Officer.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished as part of this Report on Form 8-K:

10.1	Employment Agreement between Heidrick & Struggles International, Inc. and Michael Cullen dated February 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: February 8, 2019	By:	/s/ Kamau Coar
	Name:	Kamau Coar
	Title:	General Counsel